Exhibit 99.2

NEWS…	Contact:	Lisa Hathcoat
July 28, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, July 28, 2005 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on July 27, 2005, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on September 2, 2005 to shareholders of record as of August 19, 2005.

The Outback Steakhouse, Inc. restaurant system operates 898 Outback Steakhouses, 186 Carrabba's Italian Grills, 77 Bonefish Grills, 32 Fleming’s Prime Steakhouse and Wine Bars, 19 Roy’s, three Paul Lee’s Chinese Kitchens, three Lee Roy Selmon’s and 18 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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